  Exhibit 10.4

List of Holders

Purchaser	Subscription Amount
Christopher Engel	$15,000
Ryan Engel	$20,000
Amanda Engel	$2,500
Lindsey Engel	$2,500
Jamie Jo Harris Investment Trust	$25,000
Nicole Goldberg Investment Trust	$25,000
Walter S. Grossman	$50,000
Barry J. Charles	$25,000
Lewis H. Titterton	$25,000